SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: December 12, 1996
                        (Date of Earliest event reported)


                        --------------------------------

                          MEDIZONE INTERNATIONAL, INC.

                        --------------------------------


             (Exact name of Registrant as specified in its charter)




   Nevada                        2-93277-D                           87-0412648
-------------                 ---------------                      -------------
  State of                      Commission                          IRS Taxpayer
Incorporation                 Registration No.                      I.D. Number


            123 East 54th Street, Suite 7B, New York, New York 10022
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                     Address of Principal executive offices


                  Registrant's telephone number: (212) 421-0303

Item 9.      Sales of Equity Securities Pursuant to Regulation S
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     On  December  12,  24 and  27,  1996,  Medizone  International,  Inc.  (the
"Registrant") sold an aggregate of $45,000 of its securities, in units (the "Units"), each Unit consisting of 10,000 shares of the Registrant's common stock, par value $.001 (the "Common Stock"), and a warrant to purchase 20,000 shares of the Registrant's Common Stock at an exercise price of $.10 until May 31, 1997 (the "Warrant") at a per Unit price of $1,000. A total of 45 Units were sold to five individual investors, each a resident of New Zealand. The transactions were consummated directly by the Registrant pursuant to Regulation S, promulgated under the Securities Act of 1933. Each of the investors has agreed that no sale of the Common Stock contained in the Units or the Common Stock issuable upon the exercise of the Warrants may be made to a U.S. person (as such term is defined in Regulation S) for a period of two years from the date of the issuance of such security.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, one of its officers thereunto duly authorized.

Dated:  New York, New York
        January 7, 1997

                                                    MEDIZONE INTERNATIONAL, INC.



                                                    By: s/Joseph S. Latino
                                                       -------------------------
                                                        Joseph S. Latino
                                                        President